EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-52730 and No. 333-54880) of Resources Connection, Inc. of our reports dated July 30, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Orange County, California

August 9, 2004